UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma condensed consolidated financial statements give effect to the reorganization of Overseas Shipholding Group, Inc. and its wholly owned subsidiaries (the “Company” or “OSG”) and its emergence from bankruptcy under the terms described in the plan of reorganization that effectuates the terms of an equity proposal (the “Equity Plan”) filed with and confirmed by the U.S. Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”), which provides for the payment or reinstatement, as applicable, of allowed claims (as more fully described in the notes below), exit financing commitments of $1,356,375 with Jefferies Finance LLC (“Jefferies”), Barclays Bank PLC and UBS Securities LLC as joint lead arrangers and joint book running managers for which there was a full draw-down of senior secured term loans aggregating $1,231,375 and recapitalization of the Company through the issuance of an aggregate 503,333,133 shares of our common stock and warrants to purchase shares of our common stock for proceeds of $1,510,000, net of underwriting fees (the “Financing”), and other transactions as described below (collectively, the “Transactions"):

The unaudited pro forma condensed consolidated financial statements comprise our unaudited pro forma condensed consolidated balance sheet as of June 30, 2014 and our unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2013 and the six months ended June 30, 2014. Such pro forma information is based upon our historical unaudited condensed consolidated balance sheet as of June 30, 2014, our audited consolidated statement of operations for the year ended December 31, 2013 and unaudited condensed consolidated statement of operations for the six months ended June 30, 2014. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with our historical financial statements and related notes thereto. The unaudited pro forma condensed consolidated balance sheet assumes the Transactions occurred on June 30, 2014. The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2013 and the six months ended June 30, 2014 give effect to the Transactions as if they occurred on January 1, 2013.

The unaudited pro forma condensed consolidated financial statements reflect pro forma adjustments based upon terms of the Equity Plan and related documents, available information such as published benchmark interest and tax rates and certain assumptions (more fully described in the notes, which follow each such financial statement), which management believes are reasonable. The unaudited pro forma condensed consolidated financial statements give effect to adjustments that are directly attributable to the Transactions and are factually supportable. The unaudited pro forma condensed consolidated statements of operations do not give effect to items of expense that management believes that although directly attributable to the Transactions will not have a continuing impact on the statement of operations.

The unaudited pro forma condensed consolidated financial statements are presented solely for informational purposes and are not intended to represent or be indicative of our consolidated financial position or operations had the Transactions actually occurred on the dates indicated, nor do they purport to project our results of operations or financial condition for any future period or as of any future date.

All pro forma adjustments and their underlying assumptions are described more fully in the notes to our unaudited pro forma condensed consolidated financial statements. Dollars are in thousands except for share and per share amounts.

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UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET AS OF JUNE 30, 2014 (Dollars in thousands)

	Historical as of June 30, 2014	Financing Adjustments	Note		Claims Settlements and Other Adjustments	Note		Pro forma as of June 30, 2014
Assets
Cash and cash equivalents	$644,905	$1,192,904	1	(a)	$(2,630,428)	3	(a)	$395,113
		1,510,000	2	(a)	(19,556)	3	(b)
		-			(270,464)	4	(a)
		-			(32,248)	5	(a)
Voyage receivables	112,227	-			-			112,227
Income tax recoverable	23,407	-			5,307	5	(b)	28,714
Other receivables	19,197	-			-			19,197
Inventories, prepaid expenses and other current assets	51,350	-			-			51,350
Deferred income taxes	5,464	-			744	4	(b)	6,208
Total current assets	856,550	2,702,904			(2,946,645)			612,809

Vessels and other property	2,302,017	-			-			2,302,017
Deferred drydock expenditures, net	56,515	-			-			56,515
Total vessels, deferred drydock and other property	2,358,532	-			-			2,358,532
Investment in affiliated companies	336,841	-			-			336,841
Intangible assets	57,825	-			-			57,825
Other assets	45,686	38,402	1	(b)	19,556	3	(b)	101,644
		(2,774)	1	(b)	774	5	(c)
Total assets	$3,655,434	$2,738,532			$(2,926,315)			$3,467,651

Liabilities and (deficit)/equity
Accounts payable, accrued expenses, and other current liabilities	$138,293	$-			$15,830	3	(c)	$153,954
					1,831	3	(c)
					(2,000)	5	(d)
Current installments of long-term debt	-	12,314	1	(c)	-			12,314
Income taxes payable, including reserve for uncertain tax positions	270,925	-			(269,623)	4	(a)	1,302
Total current liabilities	409,218	12,314			(253,962)			167,570

Reserve for uncertain tax positions	26,764	-			(5,110)	4	(b)	21,654
Deferred income taxes	325,044	-			(1,479)	3	(d)	323,565
Other liabilities	44,203	-			26,576	3	(e)	70,779
Long-term debt	-	1,219,061	1	(c)	446,000	3	(f)	1,662,287
		(2,774)	1	(c)	-
Liabilities subject to compromise	3,106,056	-			(3,106,056)	3	(g)	-
Total liabilities	3,911,285	1,228,601			(2,894,031)			2,245,855

(Deficit)/equity
Common stock	44,291	(44,291)	2	(b)i	-			-
Common stock - Class A		3,068	2	(b)ii	-			3,068
Common stock - Class B	-	55	2	(b)ii	-			55
Paid-in additional capital	419,176	(419,176)	2	(b)i	-			1,506,877
		1,506,877	2	(b)ii	-
Retained earnings/(accumulated deficit)	192,556	(375,002)	2	(b)i				(214,799)
		(69)	1	(d)	(10,383)	3	(h)
		-			(2,747)	3	(h)
		-			5,854	4	(c)
					(841)	4	(c)
		-			(29,474)	5	(a)
		-			5,307	5	(b)
	656,023	671,462			(32,284)			1,295,201
Cost of treasury stock	(838,469)	838,469	2	(b)i	-			-
	(182,446)	1,509,931			(32,284)			1,295,201
Accumulated other comprehensive loss	(73,405)	-			-			(73,405)
Total equity/(deficit)	(255,851)	1,509,931			(32,284)			1,221,796
Total liabilities and (deficit)/equity	$3,655,434	$2,738,532			$(2,926,315)			$3,467,651

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NOTES TO THE UNAUDITED PRO FORMA

CONDENSED CONSOLIDATED BALANCE SHEET

Historical Financial Statements

We were required to apply Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 852, Reorganizations, effective on November 14, 2012, which is applicable to companies under bankruptcy protection, and requires amendments to the presentation of key financial statement line items. It requires that the balance sheet distinguish pre-petition liabilities subject to compromise from both (i) pre-petition liabilities not subject to compromise and (ii) post-petition liabilities. Liabilities that may be affected by a plan of reorganization must be reported at the amounts expected to be allowed by the Bankruptcy Court, even if they may be settled for lesser amounts as a result of the plan of reorganization or negotiations with creditors.

Applicability of Fresh Start Accounting

At the effective date of our emergence from bankruptcy (the “Effective Date”), we did not meet the requirements under ASC 852 for fresh start accounting. Fresh start accounting requires the debtor to use current fair values in its balance sheet for both assets and liabilities upon emergence and to eliminate all prior earnings or deficits if both of the following requirements to fresh start accounting are met:

i)	The reorganization value of the assets of the emerging entity immediately before the date of confirmation of the plan of reorganization is less than the total of all post-petition liabilities and allowed claims; and

ii)	The holders of existing voting shares immediately before confirmation of the plan of reorganization receive less than 50% of the voting shares of the emerging entity.

As of the Effective Date, our fresh start analysis indicated that we did not meet the requirements for fresh start accounting because all parties that receive voting shares of the Company at emergence (“Reorganized OSG”) will have been existing shareholders immediately before confirmation, with the exception of those additional Commitment Parties who do not own old OSG equity interests. Based on our analysis, the holders of existing voting shares prior to confirmation of the plan of reorganization did not receive less than 50% of the voting shares upon emergence.

Note 1 – Adjustments relating to the exit financing

The Equity Plan is supported by exit financing of $1,356,375. The exit financing consists of (i) a term loan of $603,000 secured by a first lien on substantially all of our U.S. Flag assets, other than certain specified assets and a second lien on these specified assets, (ii) a term loan of $628,375 secured by a first lien on substantially all of our International Flag assets, which lien is pari passu to the lien securing the revolving facility described below, (iii) an asset-based revolving loan (“ABL”) facility of $75,000 secured by a first lien on certain of our specified U.S. Flag assets and a second lien on substantially all of our U.S. Flag assets and (iv) a revolving loan facility of $50,000 secured by a pari passu first lien on substantially all of our International Flag assets. OSG Bulk Ships, Inc. (“OBS”) and OSG International, Inc. (“OIN”), each a direct subsidiary of the Company, are holding companies for the subsidiaries comprising the U.S. Flag and International Flag operations, respectively, and are borrowers under the U.S. Flag and International Flag exit financing facilities, respectively. The adjustment to recognize the draw-down of the new debt will have the following effects on the unaudited pro forma condensed consolidated balance sheet:

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(a) Cash and cash equivalents

At the closing of the exit financing, there was a full draw-down on both the $603,000 and $628,375 senior secured term loans. There was no draw-down on either of the revolving credit facilities at closing and management has no current plans to draw-down on such facilities. The cash proceeds from the draw-down of both senior secured term loans are reflected net of the related up-front and underwriting fees and other deferred finance costs.

Senior secured term loan – U.S. Flag	$603,000
Senior secured term loan – International Flag	628,375
Less:
Upfront and underwriting fees	(46,652)
Administrative fees	(69)
Upfront and underwriting fees recorded as of June 30, 2014	8,250
Adjustment to cash and cash equivalents	$1,192,904

(b) Other assets

The aggregate adjustment of $38,402 represents the capitalization of the deferred financing costs, which represent up-front fees and underwriting fees. The deferred financing costs will be amortized to interest expense over the respective lives of the debt agreements comprising the exit facilities. The total adjustment of $38,402 does not include approximately $8,250 of deferred financing fees, which were paid during the six months ended June 30, 2014, or $69 of administrative fees which have been expensed as an adjustment to retained earnings described in d) below. Total capitalized financing fees relating to the exit financing approximate $49,066.

We also capitalized approximately $2,774 with respect to professional fees of exit financing creditors’ advisors (the “Creditors’ Advisor Fees”), which were required to be paid by the Company. Of this amount, $2,000 was accrued and included in other assets and accrued expenses as of June 30, 2014 and $774 is capitalized as a pro forma adjustment for additional Creditors’ Advisor Fees incurred prior to emergence. The Creditors’ Advisor Fees are considered by management to be a reduction of exit facility proceeds and therefore the pro forma adjustment reclassifies the Creditor Advisor Fees from other assets to be presented as a reduction of the exit financing amounts in the unaudited condensed consolidated balance sheet.

(c) Current installments of long-term debt and Long-term debt

Each of the $603,000 and $628,375 senior secured term loans will require principal repayment in equal quarterly installments in aggregate annual amounts equal to 1% of the original principal amount of the respective senior secured term loan. Therefore, the adjustment for current installments of long-term debt and long-term debt are calculated as 1% and 99%, respectively, of the draw-down under the two senior secured term loans in an aggregate amount of $1,231,375. As a result, $12,314 has been classified as current installments of long-term debt and $1,219,061 has been classified as long-term debt.

The adjustment for $2,774 represents the Creditors’ Advisor Fees on the exit financing, which is netted against the long-term debt balance for presentation purposes. Refer to 1(b) above. Such Creditor Advisor Fees will be amortized as an adjustment to interest expense over the respective terms of the exit facilities.

(d) Retained earnings

The $69 adjustment to retained earnings represents a charge for administrative expenses that were netted against the gross proceeds of the exit financing.

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Note 2 – Adjustments relating to the recapitalization

On May 2, 2014, we entered into a new equity commitment agreement with certain equity interest holders of the outstanding shares of the Company, each a “Commitment Party” and, collectively, the “Commitment Parties”). Such equity commitment agreement was amended on May 20, 2014 and May 26, 2014 (as amended, the “Equity Commitment Agreement” or “ECA”).

Pursuant to the ECA, the Company conducted a subscription rights offering to its OSG equity holders (“Equity Interest Holders”) under which an aggregate 503,333,133 of New Securities (defined below) including Class A common stock (“Class A Shares”) and/or penny warrants (“Class A Warrants” and collectively with Class A Shares, the “Class A Securities”) and Class B common stock (“Class B Shares”) and/or penny warrants (“Class B Warrants” and collectively with Class B Shares, the “Class B Securities”) (Class A Shares and Class B Shares, collectively, the “New Shares” and Class A Warrants and Class B Warrants, collectively, the “New Warrants”) (New Shares and New Warrants, collectively, “New Securities”) were issued in an aggregate value of $1,510,000.

The Equity Commitment Agreement is subject to an underwriting fee of 5%, which was paid to the Commitment Parties through the issuance of 25,166,668 additional Class A Securities at emergence.

The effect of the Equity Commitment Agreement resulted in the recapitalization of the Company (“Pre-Reorganized OSG”) upon emergence from bankruptcy along with the cancellation of Pre-Reorganized OSG’s existing common stock. The proceeds received from the issuance of the New Shares and New Warrants, as well as the proceeds from the exit financing, are being used primarily to settle allowed claims under the Equity Plan, pay certain Transactions related expenses and fund working capital requirements. The Equity Commitment Agreement had the following effects on our unaudited pro forma condensed consolidated balance sheet.

(a) Cash and cash equivalents

The subscription rights offering provided gross proceeds of $1,510,000, net of underwriting fees.

(b) Equity related accounts

(i) Elimination of Pre-Reorganized OSG common stock

The following pro forma adjustment removes Pre-Reorganized OSG’s common stock and treasury stock from the historical balance sheet as of June 30, 2014 through charges to paid-in additional capital and retained earnings.

Common stock	$(44,291)
Paid-in additional capital	(419,176)
Retained earnings	(375,002)
Treasury stock	838,469
$-

(ii) Issuance of New OSG Class A and Class B shares and warrants

The Equity Commitment Agreement provided for the issuance of 503,333,133 New Securities including 495,406,529 Class A Securities and 7,926,604 Class B Securities at the effective date with gross proceeds of $1,510,000, however, 201 Class B Securities were not issued as required releases were not provided.

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Our new capital structure consists of the following shares and warrants which are reflected in the adjustments to equity in the pro forma condensed consolidated balance sheet (share amounts in units and par value and paid-in additional capital (“APIC”) in thousands of dollars):

	Pro forma as of June 30, 2014
	Total	Common A Shares	Common A Warrants	Common B Shares	Common B Warrants
Units
New Securities issued (1)	528,499,801	306,857,778	213,715,419	5,457,591	2,469,013

Dollars
Pro forma adjustment relating to the Rights Offering and shares issued in lieu of cash payment of Commitment Parties fee.
Common A par value at $0.01 (2)	$3,068
Common B par value at $0.01 (3)	55
APIC (4)	1,506,877
	$1,510,000

(1) Total New Securities issued includes an aggregate 503,333,133 of New Securities issued to existing OSG equity holders and new OSG equity holders and an additional 25,166,668 of Class A Securities issued to the Commitment Parties in lieu of a cash payment of the underwriting fee.These New Securities are presented on the unaudited condensed consolidated pro forma statements of operations for the year ended December 31, 2013 and the six months ended June 30, 2014 as the weighted average shares outstanding for each respective period.
(2) Calculated as the total of the Class A Shares issued under the rights offering and the additional Class A Shares issued to the Commitment Parties times the $0.01 par value of the Class A shares.
(3) Calculated as the total of the Class B Shares issued under the rights offering times the $0.01 par value of the Class B shares.
(4) Calculated as the total proceeds received of $1,585,500 less the sum of the underwriting fee of $75,500 (calculated as 5% of $1,510,000) and the par value amounts of $3,068 and $55 for the Common A shares and Common B shares, respectively.

Note 3 – Adjustments relating to the settlement of liabilities subject to compromise at allowed claim amounts

As part of the Equity Plan, the Bankruptcy Court approved the settlement of certain claims, reported in our condensed consolidated balance sheet as liabilities subject to compromise ("LSTC") at allowed claim amounts. The settlement of claims reported as LSTC includes cash payments to creditors, the reinstatement of our 8.125% notes due 2018 (the “8.125% Notes”), the reinstatement of our 7.50% notes due 2024 (the “7.50% Notes) or, to the extent so elected, the exchange of the 7.50% Notes for 7.50% notes due 2021 (the “Election 1 Notes” and the “Election 2 Notes”), as further described below, the reinstatement of certain of our pension and other post retirement liabilities and the payment of post-petition interest on certain of the aforementioned claims. The settlement of these claims will result in the following adjustments to the unaudited pro forma condensed consolidated balance sheet:

(a)	Cash and cash equivalents and liabilities subject to compromise

We expect to pay approximately $2,630,428 with respect to the settlement of LSTC, including the payment of expenses incurred through the effective date of the Equity Plan for contractual and Bankruptcy Court allowed post-petition interest of $8,552 for the period from July 1, 2014 through emergence relating to the LSTC claims and consent fees of $65 and $4,161 relating to the exchange of the 7.50% Notes for Election 1 Notes and Election 2 Notes, respectively. A reconciliation of LSTC to cash payments made is as follows:

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	As of June 30, 2014	Adjustments to LSTC and to retained earnings	Reclassify to other balance sheet captions		Cash paid	Ending balance

Pre-petition accounts payable and other accrued liabilities	$26,536	$-	$(14,141)	(1)	$(12,395)	$-
Secured long-term debt and accrued interest	592,439	-	-		(592,439)	-
Unsecured senior notes	509,603	-	(446,000)		(63,603)	-
1% consent fee on Election 1 Notes	-	65	-		(65)	-
3% consent fee on Election 2 Notes	-	4,161	-		(4,161)	-
Unsecured revolving credit facility	1,489,000	-	-		(1,489,000)	-
Accrued interest and fees on unsecured revolving credit facility and Senior Notes	161,034	-	(6,121)		(154,913)	-
Derivative liabilities	3,566	-	-		(3,566)	-
Accrued post-petition interest on other claims	1,620	-	(849)	(2)	(771)	-
Accrued liabilities relating to rejected executory contracts- charter agreements	210,980	-	-		(210,980)	-
Accrued liabilities relating to rejected executory contracts- office lease agreement	3,836	-	(3,836)		-	-
Accrued liabilities relating to rejected executory contracts -renegotiated charters	81,051	-	-		(81,051)	-
Pension and other post-retirement benefit plan liabilities	26,391	-	(17,459)	(3)	(8,932)	-
Add true-up to allowed claim amounts:
Post-petition interest on LSTC claims from July 1, 2014 through emergence.	-	10,383	(1,831)		(8,552)	-
Total LSTC and adjustments as of June 30, 2014	$3,106,056	$14,609	$(490,237)		$(2,630,428)	$-

(1) Adjustment for $14,141 has been recorded as an increase to current liabilities of $3,000 and an increase to other liabilities of $11,141. See item (c) below.
(2) Adjustment for $849 has been recorded as an increase to current liabilities of $310 and an increase to other liabilities of $539.
(3) Adjustment for $17,459 has been recorded as an increase to current liabilities of $6,399 and an increase to other liabilities of $11,060. See item (e) below.

(b)	Cash and cash equivalents and other assets

As part of the settlement of certain other unsecured claims, we will establish a reserve from which disputed claims will be settled. The adjustment reclassifies $19,556 of cash and cash equivalents relating to the cash reserve for disputed claims to restricted cash, which is included in other assets.

(c)	Accounts payable, accrued expenses and other current liabilities

Although the majority of the balance of LSTC will be settled through cash, an adjustment to increase accounts payable, accrued expenses and other current liabilities by $15,830 reflects claim payments, including related post-petition interest, expected to be made subsequent to emergence from bankruptcy. This adjustment is comprised of a) $6,121 of coupon interest on reinstated senior notes accrued as of June 30, 2014 and expected to be paid on each respective issue’s next scheduled interest payment date, b) approximately $6,399 of the balance of the unfunded, nonqualified supplemental savings plan for eligible U.S. employees, representing an administrative claim, plus related post-petition interest, and c) $3,000 relating to subordinated claims, which is due to be paid one year after the effective date of the Equity Plan.

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The adjustment of $1,831 to accounts payable, accrued expenses, and other current liabilities represents the netting of (1) a $1,048 reduction of the estimated allowed claim for holders of 7.50% Notes who elected to receive Election 2 Notes by the July 22, 2014 deadline, as such election resulted in the elimination of any entitlement to a claim for interest on interest, offset by (2) an accrual for contractual interest of $2,679 for certain unsecured senior notes for the period from July 1, 2014 through emergence and an accrual of $200 for disputed post-petition interest on interest claims for the period from July 1, 2014 through emergence for certain of the other unsecured senior notes and post-petition interest for the period from July 1, 2014 through emergence on priority, administrative and other claims, as such amounts were not paid at emergence.

(d) Non-current deferred income tax liability

The adjustment of $1,479 represents the recording of a deferred tax asset, calculated as 35% of the $4,226 of consent fees paid to Election 1 and Election 2 holders.

(e) Other liabilities

The pro forma adjustment to reclassify amounts previously recorded as LSTC to other liabilities of approximately $26,576 reflects the following items:

i)	An aggregate $11,060 relates to the reinstatement of liabilities for our Maritrans Inc. domestic defined benefit retirement plan of $6,236, other postretirement plans of $4,017 and certain balances under an unfunded, nonqualified supplemental savings plan covering eligible U.S. employees of $807;

ii)	An estimated reserve of $3,836 for the settlement of an office lease claim; and

iii)	A $11,680 reserve, including post-petition interest, for subordinated claim settlements expected to be made greater than a year after our emergence from bankruptcy.

(f)	Long-term debt

The aggregate adjustment of $446,000 represents the reinstatement of both the 8.125% Notes and certain of the 7.50% Notes and the exchange of certain of the 7.50% Notes for Election 1 Notes and Election 2 Notes. Pursuant to the Equity Plan, each holder of the 7.50% Notes had the option to either a) receive a cash payment equal to the amount of unpaid and overdue interest and have their 7.50% Notes reinstated or b) receive an alternative distribution (the “Alternative Distribution”) of Election 1 Notes and a cash payment. The Election 1 Notes mature on February 15, 2021, three years earlier than the 7.50% Notes, but otherwise have the same terms as the 7.50% Notes. Each holder of 7.50% Notes that elected to receive the Alternative Distribution received Election 1 Notes with a principal amount equal to the principal amount of the 7.50% Notes exchanged by such holder, a cash payment for a consent fee equal to 1.0% of the principal amount of the 7.50% Notes exchanged by such holder, and a cash payment equal to the amount of unpaid and undisputed accrued interest that would have been owed as of the emergence date under the 7.50% Notes if they were reinstated. Subsequent to the July 7, 2014 deadline for electing to exchange the 7.50% Notes for Election 1 Notes, all holders of the 7.50% Notes were offered an additional election to receive the Election 2 Notes distribution, in which the cash payment for the consent fee was increased to 3.0% of the principal amount of the 7.50% Notes exchanged by such holder (the “Election 2 Notes”) and a cash payment equal to the unpaid and accrued (through emergence) interest that would have been owed under the 7.50% Notes if they were reinstated, except that such amount would not include any entitlement to interest on overdue interest. The Election 2 Notes otherwise have the same terms as the Election 1 Notes.

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The following table illustrates the aggregate adjustment to long-term debt:

8.125% unsecured notes due 2018	$300,000
7.50% senior unsecured Election 1 Notes due 2021	6,508
7.50% senior unsecured Election 2 Notes due 2021	138,708
7.50% senior unsecured notes due 2024	784
Adjustment to long-term debt	$446,000

(g)	Liabilities subject to compromise

An adjustment to reduce LSTC by $3,106,056 to $0 reflects the settlement or reinstatement of the related claims filed with the Bankruptcy Court as illustrated in the cash and cash equivalent table provided in a) above.

(h)	Retained earnings

The adjustment to retained earnings of $10,383 reflects post-petition interest for the period from July 1, 2014 through emergence relating to debt, rejected charters and certain other LSTC claims for which post-petition interest has been allowed by the Bankruptcy Court.

In addition, we recorded a $2,747 adjustment, which represents the consent fees incurred subsequent to June 30, 2014, calculated as 1% of the principal amount of the 7.50% Notes exchanged for Election 1 Notes of $65 and 3% of the principal amount of the 7.50% Notes exchanged for Election 2 notes of $4,161, paid at emergence, reduced by the tax effect of such consent fees of approximately $1,479.

Note 4 – Adjustments relating to the settlement of IRS liabilities

On February 11, 2013, the Internal Revenue Service (“IRS”) filed its original priority tax claim with the Bankruptcy Court in the aggregate liquidated amount of $463,013 in taxes and interest. On December 19, 2013, the IRS amended and reduced this claim to $264,278 in taxes and interest. On January 21, 2014, the IRS further amended this December 19, 2013 claim to adjust for a computational error in calculating the interest thereby reducing the claim to $255,760, including interest through November 14, 2012. As a priority tax claim, such claim is not considered LSTC under ASC 852. Therefore the June 30, 2014 historical balance sheet amounts relating to income taxes payable, reserve for uncertain tax positions and deferred income taxes are recorded based upon ASC 740, Income Taxes, and reflects management’s estimates and judgments, including management’s judgment as to when the IRS priority tax claim may be deemed to be settled under the Internal Revenue Code and recorded for accounting purposes.

The IRS priority tax claim relating to the 2003 through 2012 tax years will be deemed settled as part of the Equity Plan and upon payment such settlement will be recognized as a settlement under ASC 740. The pro forma adjustment reduces income taxes payable to reflect the cash payment related to the $255,760 settlement plus post-petition interest due through the emergence date as follows:

(a) Cash and cash equivalents and income taxes payable

The adjustment reflects an aggregate payment of $270,464 for the IRS priority tax claim of approximately $255,760 (a reduction of income taxes payable) plus post-petition interest of approximately $14,704, of which $13,863 was recorded as a reduction to income taxes payable and $841 was recorded as an expense subsequent to June 30, 2014 (reduction in retained earnings).

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(b)	Reserve for uncertain tax positions and deferred income taxes

The adjustment to the reserve for uncertain tax positions and deferred income taxes reflects the reversal of tax reserves for uncertain tax positions and related accrued interest (net of the tax benefit relating to the interest expense temporary difference) for years deemed closed due to the IRS settlement.

A summary of adjustments relating to the closed tax years is as follows:

Reserve for uncertain tax positions	$5,110
Deferred tax asset	744
Current tax provision (reflected in retained earnings on the balance sheet)	$(5,854)

(c)	Retained earnings

The adjustment to retained earnings of $5,854 reflects the reversal of tax reserves for uncertain tax positions and related accrued interest (net of the tax benefit relating to the interest expense), which would have been recorded as a tax benefit in the condensed consolidated statement of operations.

The adjustment of $841 represents additional post-petition interest on the IRS claim, calculated from July 1, 2014 through the emergence date.

Note 5 – Adjustments relating to reorganization items and success fees

Subsequent to June 30, 2014, we continued to incur reorganization expenses through our emergence from bankruptcy on August 5, 2014, primarily related to professional fees (accounting, legal and advisory fees). In addition, certain of our advisors will be entitled to success fees upon our emergence from bankruptcy. The adjustments to recognize the reorganization items and success fees would have had the following effects on the unaudited pro forma condensed consolidated balance sheet as of June 30, 2014:

(a)	Cash and cash equivalents and retained earnings

The adjustment for $32,248 reflects the following items:

i)	Subsequent to June 30, 2014, we incurred an aggregate of approximately $3,360 in additional reorganization expenses through our emergence from bankruptcy, which would have been paid and expensed had the Transactions occurred as of June 30, 2014, of which $774 have been capitalized (see (c) below) and $2,586 (aggregated with item iii below) is reflected as an adjustment to retained earnings;

ii)	Subsequent to June 30, 2014 and prior to our emergence, we paid approximately $2,000 with respect to professional fees (see 5(d) below) that were recorded as an accrued expense as of June 30, 2014; and

iii)	Subsequent to June 30, 2014 we incurred success fees to certain advisors of approximately $26,888 in connection with our emergence from bankruptcy, exit financing and recapitalization. The adjustments would have resulted in a reduction in cash and the recording of an expense as of June 30, 2014, which is reflected in retained earnings.

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(b)	Income taxes recoverable and retained earnings

The adjustment to increase both income tax recoverable and retained earnings by $5,307 reflects the tax effect of the tax deductible portion of such reorganization expenses and success fees.

(c)	Other assets

Additionally, in connection with the payment of certain professional fees that were incurred subsequent to June 30, 2014 but prior to our emergence, approximately $774 related to our exit facilities that would have been capitalized.

(d)	Accounts payable, accrued expenses and other current liabilities

As noted in 5(a), we paid approximately $2,000 related to professional fees accrued as of June 30, 2014. The adjustment removes the accrual as of June 30, 2014.

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UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2013

(Dollars in thousands, except share and per share amounts)

	Historical for the year ended December 31, 2013	Financing Adjustments	Note		Claims Settlements and Other Adjustments	Note		Pro forma for the year ended December 31, 2013
Shipping revenues
Pool revenues	$177,068	$-			$(1,701)	2		$175,367
Time and bareboat revenues	370,689	-			(1,381)	2		369,308
Voyage charter revenues	468,239	-			(21,057)	2		447,182
Total shipping revenues	1,015,996	-			(24,139)			991,857

Operating expenses
Voyage expenses	252,668	-			(11,290)	2		241,378
Vessel expenses	265,146	-			(953)	2		264,193
Charter hire expense	206,873	-			(14,303)	2		190,476
		-			(2,094)	3	(a)
Depreciation and amortization	176,276	-			(292)	2		175,984
General and administrative	97,663	-			(3)	2		97,660
Severance costs	3,097	-			-			3,097
Goodwill and other intangibles impairment charge	16,214	-			-			16,214
Loss on disposal of vessels, including impairments	365,257	-			-			365,257
Total operating expenses	1,383,194	-			(28,935)			1,354,259

Loss from vessel operations	(367,198)	-			4,796			(362,402)
Equity in income of affiliated companies	40,894	-			-			40,894
Operating loss	(326,304)	-			4,796			(321,508)
Other income	849	-			-			849
Loss before interest expense, reorganization items and income taxes	(325,455)	-			4,796			(320,659)
Interest expense	(350)	(114,961)	1		-			(115,586)
		(275)	1		-
Loss before reorganization items and income taxes	(325,805)	(115,236)			4,796			(436,245)
Reorganization items, net	(327,170)	-			180,329	2		-
		-			76,193	3	(b)
		-			70,648	4
Loss before income taxes	(652,975)	(115,236)			331,966			(436,245)
Income tax (provision)/benefit	14,745	25,478	5	a	(13,765)	5	a	(5,826)
		-			(32,284)	5	a
Net loss	$(638,230)	$(89,758)			$285,917			$(442,071)

Weighted average shares outstanding	30,482,818
Weighted average diluted shares outstanding	30,482,818
Pro forma weighted average shares outstanding								528,499,801
Pro forma weighted average diluted shares outstanding								528,499,801

Basic net loss per share	$(20.94)
Diluted net loss per share	$(20.94)
Pro forma basic net loss per share								$(0.84)
Pro forma diluted net loss per share								$(0.84)

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UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2014

(Dollars in thousands, except share and per share amounts)

	Historical for the six months ended June 30, 2014	Financing Adjustments	Note		Claims Settlements and Other Adjustments	Note		Pro forma for the six months ended June 30, 2014
Shipping revenues
Pool revenues	$73,477	$-			(202)	2		$73,275
Time and bareboat revenues	191,737	-			-			191,737
Voyage charter revenues	269,009	-			(240)	2		268,769
Total shipping revenues	534,223	-			(442)			533,781

Operating expenses
Voyage expenses	148,022	-			626	2		148,648
Vessel expenses	133,397	-			35	2		133,432
Charter hire expense	85,465	-			14	2		85,479
Depreciation and amortization	79,607	-			-			79,607
General and administrative	43,910	-			-			43,910
Technical management transition costs	1,832	-			-			1,832
Severance costs	14,647				-			14,647
Gain on disposal of vessels	(1,481)	-			-			(1,481)
Total operating expenses	505,399	-			675			506,074

Income from vessel operations	28,824	-			(1,117)			27,707
Equity in income of affiliated companies	18,131				-			18,131
Operating income	46,955	-			(1,117)			45,838
Other income	279	-			-			279
Income before interest expense, reorganization items and income taxes	47,234	-			(1,117)			46,117
Interest expense	(174,634)	(56,944)	1		7,025	2		(57,240)
		(138)	1		167,451	4
Loss before reorganization items and income taxes	(127,400)	(57,082)			173,359			(11,123)
Reorganization items, net	(115,379)	-			6,212	2		-
		-			109,167	4
Loss before income taxes	(242,779)	(57,082)			288,738			(11,123)
Income tax benefit	49,085	12,651	5	b	(11,009)	5	b	49
		-			(13,104)	5	b
		-			(48,860)	5	b
					9,011	5	b
		-			2,275	5	b
Net loss	$(193,694)	$(44,431)			$227,051			$(11,074)

Weighted average shares outstanding	30,531,493
Weighted average diluted shares outstanding	30,531,493
Pro forma weighted average shares outstanding								528,499,801
Pro forma weighted average diluted shares outstanding								528,499,801

Basic net loss per share	$(6.34)
Diluted net loss per share	$(6.34)
Pro forma basic net loss per share								$(0.02)
Pro forma diluted net loss per share								$(0.02)

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NOTES TO THE UNAUDITED PRO FORMA

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

Note 1 – Adjustments relating to the exit financing

As noted in Footnote 1(a) to the unaudited pro forma condensed consolidated balance sheet, draw-downs aggregating $1,192,904 relating to the two term loans occurred upon closing of the exit financing facilities. We do not currently expect to draw on the two revolving loan facilities.

In addition, as noted in Footnote 3(a) to the unaudited pro forma condensed consolidated balance sheet, certain of the senior notes that were classified as LSTC were reinstated upon emergence from bankruptcy or exchanged for Election 1 Notes or Election 2 Notes.

During the bankruptcy process, the Bankruptcy Court had issued a stay order relating to our debt agreements. Interest on our debt subsequent to the Petition Date was not expected to be an allowed claim, resulting in no debt related interest expense being recorded in our statements of operations for the year ended December 31, 2013, in accordance with ASC 852.

For the six months ended June 30, 2014, contractual post-petition interest for debt facilities and certain rejected executory contracts of $167,451 and $7,025, respectively, was reported as interest expense in the condensed consolidated statements of operations. As of June 30, 2014, LSTC includes reserves for estimated allowed claims relating to the Company’s unsecured revolving credit facility, unsecured senior notes due in 2013, 2018 and 2024, unsecured forward start revolving credit agreement and secured loan facilities maturing in 2020 and 2023 in the amount of principal plus post-petition interest at the applicable contractual rate (including default interest, as applicable), stipulated settlements and other changes in estimates relating to post-petition interest through June 30, 2014 and certain fees and expenses of the respective creditors. Pro forma adjustments have been included in the pro forma statement of operations for the six months ended June 30, 2014, to remove the aggregate interest expense of $174,476, because post-petition interest will not have a continuing impact on our results of operations post-emergence.

Pro forma adjustments have been made to reflect interest expense incurred on the new exit financing facilities, the reinstated senior notes and the Election 1 Notes and Election 2 Notes as if the Transactions occurred on January 1, 2013. Such interest expense has been calculated based upon (i) the contractual interest rates and commitment fees specified in the related debt agreements and (ii) reflects the amortization of capitalized deferred financing costs and amortization of the original issue discount (Creditors’ Advisor Fees) incurred in respect of the exit financing facilities.

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The adjustments to interest expense for the years ended December 31, 2013 and the six months ended June 30, 2014, are comprised of the following:

	Year ended December 31, 2013	Six months ended June 30, 2014
Exit Facilities:
Interest expense
Senior secured term loan - International Flag (1)	$36,495	$17,962
Senior secured term loan - U.S. Flag (2)	31,976	15,738
Commitment fees
Senior secured revolving credit facility - International Flag (3)	253	126
Senior secured asset-based revolving credit facility - U.S. Flag (3)	380	189
Letters of Credit – Assumed :
DnB letter of credit (4)	80	40
Interest expense relating to reinstated or exchanged senior notes:
8.125% unsecured notes due 2018 (5)	24,375	12,188
7.50% senior unsecured Election 1 Notes due 2021 (6)	488	244
7.50% senior unsecured Election 2 Notes due 2021 (6)	10,403	5,202
7.50% senior unsecured notes due 2024 (7)	59	29
Amortization of deferred financing costs relating to Exit Facilities (8)	9,892	4,946
Amortization of original issue discount (8)	560	280
Total interest expense	$114,961	$56,944

(1) Reflects interest expense on the International Flag senior secured term loan using an interest rate of 5.75%. Interest on the senior secured term loan is based on an adjusted LIBOR minimum contractual floor rate plus an applicable margin for the period. The term loan will amortize in equal quarterly installments in aggregate annual amounts equal to 1% of the original principal amount of the facility during each year. Interest expense has been calculated using the quarterly balance outstanding, assuming a quarterly repayment of 0.25% of the principal balance. A 1/8% change in interest rate would result in an increase in interest expense of approximately $791 on an annual basis.
(2) Reflects interest expense on the U.S. Flag senior secured term loan using an interest rate of 5.25%. Interest on the senior secured term loan is based on an adjusted LIBOR minimum contractual floor rate plus an applicable margin for the period. The term loan will amortize in equal quarterly installments in aggregate annual amounts equal to 1% of the original principal amount of the facility during each year. Interest expense has been calculated using the quarterly balance outstanding, assuming a repayment of 0.25% of the principal balance. A 1/8% change in interest rate would result in an increase in interest expense of approximately $759 on an annual basis.
(3) Reflects commitment fees relating to the revolving credit facilities for International Flag and U.S. Flag using a rate of 0.50% which is the contract rate when quarterly average undrawn availability is greater than or equal to 1/2 of the total commitments under each of the facilities. A rate of 0.375% applies, when the undrawn quarterly average availability is less than 1/2 of the total commitments under the facility.
(4) During the year ended December 31, 2013 and the six months June 30, 2014, we had a $9.1 million letter of credit outstanding. This letter of credit, which was issued in connection with an arbitration proceeding that we were involved in, was fully cash collateralized. This letter of credit will continue as part of our ongoing operations until the arbitration proceedings are completed or settled. There were no interest payments made on the outstanding letter of credit during the year ended December 31, 2013 and for the six months ended June 30, 2014. Under the terms of the related debt agreement had the Transactions occurred as of January 1, 2013, we would have incurred a fronting fee equal to 0.875% times face amount of outstanding letters of credit and additional bank issuance and administrative fees.
(5) Reflects interest expense on the 8.125% Notes for the year ended December 31, 2013 and the six months ended June 30, 2014.
(6) Reflects interest expense on the Election 1 Notes and the Election 2 Notes for the year ended December 31, 2013 and the six months ended June 30, 2014. A $65 thousand expense relating to a consent fee cash payment due to the 7.50% Note holders electing to exchange 7.50% Notes for Election 1 Notes, which is calculated as 1% of the aggregate principal amount of the 7.50% Notes exchanged, and a $4,161 expense relating to a consent fee cash payment due to the 7.50% Note holders electing to exchange for Election 2 Notes, which is calculated as 3% of the aggregate principal amount of the 7.50% Notes exchanged, are not reflected in the table above as such expenses are not deemed to have a continuing impact on the statement of operations.
(7) Reflects interest expense on the 7.50% Notes for the year ended December 31, 2013 and the six months ended June 30, 2014.
(8) Reflects non-cash amortization of capitalized deferred financing costs and original issue discount, which are amortized either on a straight-line or effective interest method, as appropriate under the circumstances, over the term of the related facility.

In addition to the interest shown in the above table, we will incur administrative agent fees, resulting in additional interest expense, of $275 on an annual basis and $138 on a semi-annual basis. The adjustment reflects such additional interest expense assuming that the exit financing had taken place as of January 1, 2013.

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Note 2 – Adjustments relating to rejected executory contracts –redelivered vessels

Between December 2012 and April 2013, the Bankruptcy Court issued orders approving our rejection of leases on 25 chartered-in International Flag vessels. We entered into new charter agreements with the owners of eight of these vessels, which new charter agreements were assumed as amended pursuant to orders of the Bankruptcy Court. Two vessels were redelivered to their owners in December 2012. An additional fifteen vessels were redelivered to their owners during the four months ended April 30, 2013. In April 2013, the Bankruptcy Court also approved our rejection of the lease agreement for our corporate headquarters office space.

For the year ended December 31, 2013, we recorded as reorganization items, charges for lease termination costs totaling $175,045 related to the seventeen rejected charters for vessels that had been redelivered to their owners, and $3,646 related to the rejected lease agreement for our corporate headquarters office space. In addition, we recorded a $1,638 charge for the write-off of the unamortized cost of leasehold improvements associated with the corporate headquarters office space. For the six months ended June 30, 2014, we recorded additional reorganization charges of $6,212 related to the rejected executory contracts.

The bankruptcy process required management to assess and restructure our operations to facilitate our emergence from bankruptcy. Therefore, such charges are not part of our on-going operations. The pro forma adjustment removes the effect of $180,329 and $6,212 of charges for rejected executory contracts (described above) recognized in the historical statement of operations for the year ended December 31, 2013 and the six months ended June 30, 2014, respectively, as these charges are related to the bankruptcy process and will not have a continuing impact on the statement of operations.

Since the vessels were returned to their owners and are no longer part of the operations of our on-going business and the related claims settled as part of the Transactions, we have also removed the historical results relating to the rejected charters from the unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2013 and for the six months ended June 30, 2014, as if such vessels were redelivered prior to January 1, 2013. The adjustments in the unaudited pro forma condensed consolidated statements of operations represent the historical results of operations directly attributable to the rejected charters, which amounts have been derived from our accounting records without adjustment. As certain of the rejected charters operated in commercial pools and in accordance with the accounting practices followed by the pools, additional revenues and expenses were recorded during the six months ended June 30, 2014 related to changes in estimates and other adjustments to amounts earned or incurred in prior periods, The following table presents the historical operations of the rejected charters for the year ended December 31, 2013 (which includes the lease termination costs of $175,045 described above) and for the six months ended June 30, 2014:

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	Year ended December 31, 2013	Six months ended June 30, 2014

Shipping revenues:
Pool revenues	$1,701	$202
Time and bareboat revenues	1,381	-
Voyage charter revenues	21,057	240
Total shipping revenues	24,139	442

Operating expenses:
Voyage expenses	11,290	(626)
Vessel expenses	953	(35)
Charter hire expense	14,303	(14)
Depreciation and amortization	292	-
General and administrative	3	-
Total operating expenses	26,841	(675)

(Loss)/Income from vessel operations	(2,702)	1,117
Equity in income of affiliated companies	-	-
Operating (loss)/income	(2,702)	1,117
Other income	-	-
(Loss)/Income before interest expense, reorganization items and income taxes	(2,702)	1,117
Interest expense	-	(7,025)
Loss before reorganization items and income taxes	(2,702)	(5,908)
Reorganization items, net	(180,329)	(6,212)
Loss before income taxes	(183,031)	(12,120)
Income tax (provision)/benefit	-	-
Net loss	$(183,031)	$(12,120)

Our foreign subsidiaries that own and operate vessels are primarily domiciled in the Marshall Islands, which does not impose income tax on shipping operations. For years beginning after December 31, 2004, the earnings from shipping operations of our foreign subsidiaries are not subject to U.S. income taxation as long as such earnings are not deemed to be repatriated to the U.S. Therefore, there are no related tax effects from the above adjustments.

Note 3 – Adjustments relating to the rejected executory contracts – renegotiated charter agreements

As noted in Footnote 2 above, during the year ended December 31, 2013 we entered into renegotiated charter-in agreements with eight of the vessel owners whereby new daily charter-in rates were established. The vessel owners filed claims with the Bankruptcy Court relating to the rejection of the original charter agreements. Lease termination costs of $76,193 were recorded for the year ended December 31, 2013. The adjustments relating to these renegotiated executory contracts include (i) an adjustment to reflect renegotiated charter hire rates effective as of January 1, 2013 and (ii) an adjustment to remove the lease termination charges, as further described below.

(a) Charter hire expense

The adjustment reflects a decrease in the charter hire expense for the period in which the vessels were chartered-in at the rejected charter agreement charter hire rate, which covers the period from January 1, 2013 through the effective date of the renegotiated charter hire rate for the respective renegotiated charter-in agreements. The changes in rates resulted in a decrease in charter hire expense of approximately $2,094 for the year ended December 31, 2013. As the renegotiated contracts have a continuing impact on the business and the related claims settled as part of the Transactions, we have adjusted the unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2013 to reflect their renegotiated rates for the full calendar year. No adjustment was required during the six months ended June 30, 2014 as the renegotiated charter hire rates were in effect for the six months ended June 30, 2014 and are reflected in the historical statement of operations for that period.

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(b) Reorganization items, net

The adjustment removes the effect of approximately $76,193 of charges for rejected executory contracts recognized in the historical statement of operations for the year ended December 31, 2013 as these charges are related to the bankruptcy process and will not have a continuing impact on the statement of operations.

Note 4 – Adjustments relating to reorganization items, net

ASC 852 requires that the financial statements for periods subsequent to the filing of the Chapter 11 Cases distinguish transactions and events that are directly associated with the reorganization from the ongoing operations of the business. Revenues, expenses, realized gains and losses, and provisions for losses that can be directly associated with the reorganization and restructuring of the business must be reported separately as reorganization items in our consolidated statements of operations beginning in the year ended December 31, 2012. Reorganization items, net represent amounts incurred subsequent to the bankruptcy filing as a direct result of the filing of the Chapter 11 Cases and for the year ended December 31, 2013 and the six months ended June 30, 2014 are comprised of the following:

	Year ended December 31, 2013	Six months ended June 30, 2014

Trustee fees	$3,006	$1,528
Professional fees	62,823	62,725
Provision for rejected executory contracts	248,839	6,212
Provision for post-petition interest on debt facilities	-	11,525
Provision for post-petition interest on other claims	-	1,620
2004 Stock Incentive Plan Termination	-	1,796
Provision for class action suit lawsuit and other subordinated claims	-	17,000
Expenses incurred on rejected executory contracts	7,683	-
Deferred financing fees write-off	4,603	-
Other claims adjustments	216	12,973
Total consolidated reorganization items, net	327,170	115,379
Less reorganization items related to rejected executory contracts including renegotiated charters	(256,522)	(6,212)
Additional pro-forma adjustment to reorganization items, net	$70,648	$109,167

The adjustments of approximately $70,648 and $109,167 remove the effect of charges for trustee and professional fees, the write off of deferred financing fees and other claim adjustments in the historical statement of operations for the year ended December 31, 2013 and the six months ended June 30, 2014, respectively, as these charges are related to the bankruptcy process and will not have a continuing impact on the statement of operations.

Contractual post-petition interest for debt facilities and certain rejected executory contracts of $167,451 was reported as interest expense in the condensed consolidated statements of operations for the six months ended June 30, 2014. The adjustment for $167,451 in the pro forma statement of operations for the six months ended June 30, 2014 removes post-petition interest recorded in interest expense relating to the debt facilities and certain rejected executory contracts during the period (and with the $7,025 recorded in Footnote 2 above, an aggregate $174,476).

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Note 5 – Adjustments related to the tax effect of the pro forma adjustments

We have apportioned the adjustments to the tax jurisdictions in which they would have been recognized and we have tax effected these adjustments based on the effect on taxable income in the relevant jurisdiction using the applicable statutory tax rate. In particular, to the extent pro forma adjustments remove tax amounts reported in our historical condensed consolidated statements of operations, we have used the actual effective tax rate we used for the year ended December 31, 2013 and the six months ended June 30, 2014, of 35.5%. For the other pro-forma adjustments, we have tax effected the adjustments that affect taxable income in the U.S. at 35%. A summary of the tax-related adjustments are as follows:

a)	For the year ended December 31, 2013:

i)	The adjustment of $25,478 relates to the tax benefit on the pro forma interest expense relating to the U.S. facilities of approximately $72,791;

ii)	The adjustment of $13,765 removes the tax benefit relating to the estimated tax deductible portion of trustee and professional fees recorded during the period, as such trustee and professional fees recorded during the period were reversed through the pro forma entry in Footnote 4 above; and

iii)	In connection with the adjustment to eliminate the impact of the IRS claim, we recorded a net $49,676 reduction to the income tax provision for the reversal of the change in accrued interest related to the IRS claim, which is recorded as part of the Company’s income tax provisions, and an increase of $17,392 to the income tax provision related to the reversal of the tax benefit for such interest expense tax deduction. The net adjustment of $32,284 reflects the reversal of the tax items not expected to have a continuing impact on the statement of operations.

b)	For the six months ended June 30, 2014

i)	The adjustment of $12,651 relates to income tax benefit on the pro forma interest expense relating to the U.S. facilities is approximately $36,145 and would have resulted in an income tax benefit of $12,651;

ii)	The adjustment of $11,009 removes the tax benefit relating to the estimated tax deductible portion of trustee and professional fees recorded during the period, as such trustee and professional fees recorded during the period were reversed through the pro forma entry in Footnote 4 above;

iii)	The adjustment of $48,860 removes the tax benefit recognized during the period for the payment of post-petition interest that was eliminated, as a pro forma adjustment, for debt facilities and certain rejected executory contracts. Post-petition interest expense relating to the U.S. debt facilities was approximately $137,436, and provided a tax benefit of approximately $48,860;

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iv)	In connection with the adjustment to eliminate the reorganization items recognized during the six months ended June 30, 2014, we had recognized a tax benefit of approximately $13,104 relating to such reorganization expenses, excluding trustee and professional fees. The adjustment removes the income tax benefit for the reorganization expenses relating to our U.S. entities;

v)	During the six months ended June 30, 2014 we recognized a net tax expense of $9,011 relating to post-petition interest on the IRS claim, net of the related tax benefit recognized for the related interest expense deduction. The adjustment removes the related tax expense as the claim will be settled upon emergence from bankruptcy; and

vi)	During the six months ended June 30, 2014, we recognized a tax expense for $2,275 with respect to the reversal of a deferred tax asset related to a non-deductible supplemental employee retirement plan. As the timing of the settlement of the related administrative claim directly relates to the bankruptcy proceedings and the Transactions, the adjustment removes the tax expense recognized during the period.

Note 6 – Other material items affecting the historical statement of operations for the six months ended June 30, 2014

On January 13, 2014, we announced that certain of our subsidiaries that own or charter-in 33 vessels (which was subsequently increased to 48 vessels) in OSG’s International Flag fleet (“Core International Flag Fleet”) intended to outsource certain management services, including, but not limited to, the technical management, certain aspects of commercial management and crew management of the Core International Flag Fleet. We expect to incur approximately $34,000 in total expenses related to the transition to the outsourcing arrangement. Of this estimated $34,000 amount, approximately $21,000 is expected to be related to employee transition and termination benefits and similar transition and termination costs, and approximately $13,000 is expected to be related to set-up, wind-down and transitions costs.

The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2013 and the six months June 30, 2014 have not been adjusted to remove expenses incurred with respect to this restructuring or for the future estimated impact of this restructuring or the expected reduction in operating expenses resulting from the restructuring since the impact of this outsourcing is not directly attributable to the Transactions. Furthermore, the unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2013 and the six months June 30, 2014 have not been adjusted for the impact of sale of vessels during such periods, as these vessel sales are deemed to have occurred in the ordinary course of business.

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